NAME OF REGISTRANT:
Franklin New York Tax-Free Income Fund
File No. 811-03479

EXHIBIT ITEM No. 77(c): Submission of matters to a vote of security holders



MEETING OF SHAREHOLDERS, MARCH 21, 2007 AND RECONVENED ON APRIL 11, 2007

A Special Meeting of Shareholders of the Trust was held at the Trust's offices, One Franklin Parkway, San Mateo, California on March 21, 2007 and reconvened on April 11, 2007. The purpose of the meeting was to elect Trustees of the Trust and to vote on the following Proposals and Sub-Proposals: to approve an Amended and Restated Agreement and Declaration of Trust; to approve amendments to certain of Franklin New York Tax-Free Income Fund's (the "Fund") fundamental investment restrictions (including eight (8) Sub-Proposals); to approve the elimination of certain of the Fund's fundamental investment restrictions; and to approve the reclassification of certain investment policies as non-fundamental. At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the Trust: Harris J. Ashton, Robert F. Carlson, Sam Ginn, Edith E. Holiday, Frank W. T. LaHaye, Frank A. Olson, Larry D. Thompson and John B. Wilson. Charles B. Johnson and Rupert H. Johnson Jr. were elected by the shareholders to serve as Interested Trustees. Shareholders also approved the Amended and Restated Agreement and Declaration of Trust, amendments to certain of the Fund's fundamental investment restrictions (including eight (8) Sub-Proposals), the elimination of certain of the Fund's fundamental investment restrictions, and the reclassification of certain investment policies as non-fundamental. No other business was transacted at the meeting.

The results of the voting at the meeting are as follows:

Proposal 1. The Election of Trustees:

----------------------------------------------------------------------------------------------------------------
                                                     % OF         % OF                         % OF        % OF
                                                 OUTSTANDING     VOTED                     OUTSTANDING    VOTED
NAME                                 FOR            SHARES       SHARES      WITHHELD         SHARES      SHARES
----------------------------------------------------------------------------------------------------------------
Harris J. Ashton ...........   229,053,452.168      55.083%     97.093%    6,857,887.666      1.649%      2.907%
Robert F. Carlson ..........   229,191,144.706      55.116%     97.151%    6,720,195.128      1.616%      2.849%
Sam Ginn ...................   229,287,331.443      55.139%     97.192%    6,624,008.391      1.593%      2.808%
Edith E. Holiday ...........   229,207,464.073      55.120%     97.158%    6,703,875.761      1.612%      2.842%
Frank W. T. LaHaye .........   228,978,127.723      55.065%     97.061%    6,933,212.111      1.667%      2.939%
Frank A. Olson .............   229,157,541.486      55.108%     97.137%    6,753,798.348      1.624%      2.863%
Larry D. Thompson ..........   229,539,773.074      55.200%     97.299%    6,371,566.760      1.532%      2.701%
John B. Wilson .............   229,394,072.781      55.165%     97.237%    6,517,267.053      1.567%      2.763%
Charles B. Johnson .........   229,130,093.277      55.101%     97.126%    6,781,246.557      1.631%      2.874%
Rupert H.. Johnson Jr. .....   229,150,270.527      55.106%     97.134%    6,761,069.307      1.626%      2.866%

Proposal 2. To approve an Amended and Restated Agreement and Declaration of
Trust:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................   180,223,780.872     43.340%      76.395%
Against ...................     5,885,673.960      1.416%       2.495%
Abstain ...................     9,602,435.002      2.309%       4.070%
Broker Non-Votes ..........    40,199,450.000      9.667%      17.040%
----------------------------------------------------------------------
TOTAL .....................   235,911,339.834     56.732%     100.000%
----------------------------------------------------------------------


Proposal 3. To approve amendments to certain of the Fund's fundamental investment restrictions (includes eight Sub-Proposals):

(a) To amend the Fund's fundamental investment restriction regarding borrowing:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................   176,061,833.827     42.339%      74.631%
Against ...................     9,157,113.107      2.202%       3.881%
Abstain ...................    10,492,942.900      2.524%       4.448%
Broker Non-Votes ..........    40,199,450.000      9.667%      17.040%
----------------------------------------------------------------------
TOTAL .....................   235,911,339.834     56.732%     100.000%
----------------------------------------------------------------------

(b) To amend the Fund's fundamental investment restriction regarding underwriting:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING     VOTED
                              SHARES VOTED        SHARES       SHARES
----------------------------------------------------------------------
For .......................   177,089,513.343     42.586%      75.066%
Against ...................     7,772,675.356      1.870%       3.295%
Abstain ...................    10,849,701.135      2.609%       4.599%
Broker Non-Votes ..........    40,199,450.000      9.667%      17.040%
----------------------------------------------------------------------
TOTAL .....................   235,911,339.834     56.732%     100.000%
----------------------------------------------------------------------

(c) To amend the Fund's fundamental investment restriction regarding lending:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................   175,717,399.119     42.256%      74.485%
Against ...................     8,672,846.744      2.086%       3.676%
Abstain ...................    11,321,643.971      2.723%       4.799%
Broker Non-Votes ..........    40,199,450.000      9.667%      17.040%
----------------------------------------------------------------------
TOTAL .....................   235,911,339.834     56.732%     100.000%
----------------------------------------------------------------------

(d) To amend the Fund's fundamental investment restriction regarding investments in real estate:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................   176,604,553.937     42.470%      74.861%
Against ...................     8,214,449.762      1.975%       3.482%
Abstain ...................    10,892,886.135      2.620%       4.617%
Broker Non-Votes ..........    40,199,450.000      9.667%      17.040%
----------------------------------------------------------------------
TOTAL .....................   235,911,339.834     56.732%     100.000%
----------------------------------------------------------------------


(e) To amend the Fund's fundamental investment restriction regarding investments in commodities:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................   175,781,375.251     42.272%      74.512%
Against ...................     8,802,162.346      2.117%       3.731%
Abstain ...................    11,128,352.237      2.676%       4.717%
Broker Non-Votes ..........    40,199,450.000      9.667%      17.040%
----------------------------------------------------------------------
TOTAL .....................   235,911,339.834     56.732%     100.000%
----------------------------------------------------------------------

(f) To amend the Fund's fundamental investment restriction regarding issuing senior securities:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................   176,399,520.335     42.421%      74.774%
Against ...................    8,182,951.972       1.967%       3.468%
Abstain ...................    11,129,417.527      2.677%       4.718%
Broker Non-Votes ..........    40,199,450.000      9.667%      17.040%
----------------------------------------------------------------------
TOTAL .....................   235,911,339.834     56.732%     100.000%
----------------------------------------------------------------------

(g) To amend the Fund's fundamental investment restriction regarding industry concentration:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................   176,471,215.547     42.438%      74.804%
Against ...................     8,066,343.852      1.940%       3.419%
Abstain ...................    11,174,330.435      2.687%       4.737%
Broker Non-Votes ..........    40,199,450.000      9.667%      17.040%
----------------------------------------------------------------------
TOTAL .....................   235,911,339.834     56.732%     100.000%
----------------------------------------------------------------------

(h) To amend the Fund's fundamental investment restriction regarding diversification of investments:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................   179,224,018.265     43.100%      75.971%
Against ...................     6,509,176.895      1.565%       2.759%
Abstain ...................     9,978,694.674      2.400%       4.230%
Broker Non-Votes ..........    40,199,450.000      9.667%      17.040%
----------------------------------------------------------------------
TOTAL .....................   235,911,339.834     56.732%     100.000%
----------------------------------------------------------------------



Proposal 4. To approve the elimination of certain of the Fund's fundamental investment restrictions:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................   174,787,813.018     42.033%      74.090%
Against ...................     9,933,294.008      2.389%       4.211%
Abstain ...................    10,990,782.808      2.643%       4.659%
Broker Non-Votes ..........    40,199,450.000      9.667%      17.040%
----------------------------------------------------------------------
TOTAL .....................   235,911,339.834     56.732%     100.000%
----------------------------------------------------------------------

Proposal 5. To approve the reclassification of certain investment policies as non-fundamental:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................   175,204,830.998     42.133%      74.267%
Against ...................     9,177,015.438      2.207%       3.890%
Abstain ...................    11,330,043.398      2.725%       4.803%
Broker Non-Votes ..........    40,199,450.000      9.667%      17.040%
----------------------------------------------------------------------
TOTAL .....................   235,911,339.834     56.732%     100.000%
----------------------------------------------------------------------